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                                                                  EXHIBIT (A)(2)

                          COOKER RESTAURANT CORPORATION


                               TRANSMITTAL LETTER
                         RE: 2001 RESTRICTED STOCK PLAN

Ladies and Gentlemen:

                  The undersigned is a holder of one or more stock options (the "Options") issued by Cooker Restaurant Corporation (the "Company"). The Company has offered to award to the undersigned Shares of Restricted Stock issued pursuant to the Company's 2001 Restricted Stock Plan (the "Plan") in exchange for cancellation of the Options (the "Exchange Offer"). The number of Options held by the undersigned is reflected on Schedule A attached hereto. The number of Shares of Restricted Stock that the Company has offered to award to the undersigned in exchange for cancellation of the Options is reflected on Schedule
A. By execution and delivery of this Transmittal Letter the undersigned hereby agrees to cancel the Options and accepts the Company's offer to issue Shares of Restricted Stock in lieu thereof.

                  The undersigned acknowledges that he or she has received a copy of an exchange offer and the Plan and a Restricted Stock Agreement confirming the award of the Shares of Restricted Stock and has had an opportunity to review the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the Company's Proxy Statement with respect to its annual meeting of shareholders to be held on April 30, 2001.

                  The undersigned has enclosed with this transmittal letter the following:

                  (i) The original option certificate issued by the Company evidencing the Options being cancelled in connection with the issuance of the Shares of Restricted Stock or, if the original option certificate has been lost or misplaced, the undersigned has executed the Lost Option Certificate Affidavit below;

                  (ii) An executed copy of the Restricted Stock Agreement confirming the grant of the Shares of Restricted Stock in exchange for the cancellation of the Options;

                  (iii) An original executed stock power with respect to the Shares of Restricted Stock in the form attached hereto.

                  Dated:        , 2001    Signature:
                         -------                    ----------------------------

                                          Printed Name:
                                                       -------------------------

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Social Security Number:
                                                                 ---------------

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NOTE: If you have lost or misplaced your original option certificate, you will need to execute the following Lost Option Certificate Affidavit

                        LOST OPTION CERTIFICATE AFFIDAVIT

                  This Affidavit of Lost Option Certificate is being submitted to Cooker Restaurant Corporation (the "Company") in connection with the Company issuing shares of restricted stock to the undersigned. The undersigned represents and warrants to the Company that the certificate evidencing the option to acquire shares of common stock in the Company previously delivered by the Company to the undersigned is lost or misplaced; that such certificate has not been transferred or endorsed, in blank or otherwise; and that the undersigned has made a diligent attempt to locate the lost certificate. If the undersigned should locate the lost certificate in the future, the undersigned agrees to deliver such certificate immediately to the Company. The undersigned hereby agrees to indemnify and save and hold harmless the Company from any and all loss or expense, including attorney's fees and court costs, it may pay or incur as a result of the lost certificate being found.


                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Printed Name


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                                   SCHEDULE A
                                       TO
                               TRANSMITTAL LETTER


                                                   Number of Shares of
   Number of Options being Cancelled          Restricted Stock being Issued
   ---------------------------------          -----------------------------



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                             IRREVOCABLE STOCK POWER


KNOW ALL MEN BY THESE PRESENTS,

                  That the undersigned, hereby sells, assigns and transfers to Cooker Restaurant Corporation, an Ohio corporation, for value received, ________________________________________________________________________ (_____)
shares of the common stock, no par value, of Cooker Restaurant Corporation, an Ohio corporation, standing in the name of the undersigned on the books of said corporation as per following certificate, viz.:

                  No. ___________ dated _________________________________, for
___________________________________________________ (________) shares and hereby irrevocably appoints and authorizes ____________________________ to make for and in the name and stead of the undersigned the necessary transfer of said stock on the books of said corporation, with power also to appoint and authorize one or more persons as substitute or substitutes therefor, with like full power, hereby ratifying and confirming all that shall be lawfully done under the authorization herein granted.

                  IN WITNESS WHEREOF, the undersigned has executed this power as of the ___ day of ______________, 2001.


                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Printed Name